Exhibit 10.1

AMENDMENT TO
SENIOR SECURED CONVERTIBLE NOTE

This Amendment to Senior Secured Convertible Note (this “Amendment”) dated as of July 3, 2024 (the “Effective Date”) is entered into by and between Addentax Group Corp., a Nevada corporation (the “Company”), and ______________________________________ (the “Purchaser”).

RECITALS

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement, dated as of January 4, 2023, as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated as of January 10, 2023 (collectively, the “Original Agreement”), pursuant to which the Company agreed to sell and issue to the Purchaser a senior secured convertible note in the principal amount of $8,333,3333.33 (the “Original Note”).

B. Pursuant to the Original Agreement, the Company issued to the Purchaser the Original Note on January 4, 2023.

C. The Purchaser and the Company desire to amend the Original Note pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Note and the Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Extension of the Maturity Date. The definition of the Maturity Date in Section 34(ccc) of the Original Note is hereby amended to read in its entirety as follows:

“Maturity Date” shall mean July 4, 2025; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

2. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

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(b) Entire Agreement; No Other Modifications. This Amendment together with the Original Note constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as specifically amended by the terms of this Amendment, the Original Note shall continue in full force and effect.

(c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(e) Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereto.

(f) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Amendment, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company shall file a Current Report on Form 8-K (including all attachments, the “8-K Filing”) with the SEC on or prior to 9:30 am, New York City time, on the Business Day immediately following the date of execution of this Amendment with respect to this Amendment and the transactions contemplated hereby. Effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, or any of its officers, directors, agents, employees, Affiliates or agents, on the one hand, and the Purchaser on the other hand, shall terminate and be of no further force or effect. In addition, from and after the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting the transactions contemplated hereby. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ADDENTAX GROUP CORP.,
a Nevada corporation

By:
Name:	Hong Zhida
Title:	Chief Executive Officer

[Signature Page to Amendment to Original Note]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

By:
Name:
Title:

[Signature Page to Amendment to Original Note]